UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 19, 2026

COLLEGIUM PHARMACEUTICAL, INC.

(Exact Name of Registrant as Specified in its Charter)

Virginia	001-37372	03-0416362
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

100 Technology Center Drive
Suite 300
Stoughton, MA 02072
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (781) 713-3699

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	COLL	The NASDAQ Global Select Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Equity Purchase Agreement

On March 19, 2026, Collegium Pharmaceutical, Inc. (the “Company”), entered into an Equity Purchase Agreement (the “Purchase Agreement”) with Corium Therapeutics Holdings, LLC, a Delaware limited liability company (“Commave Seller”), and Corium, LLC, a Delaware limited liability company (“Corium Seller” and, together with Commave Seller, the “Seller Parties” and each, a “Seller Party”). Pursuant to the Purchase Agreement, the Company will acquire (i) all of the issued and outstanding limited liability interests of GPC Commave Holding, LLC, a Delaware limited liability company and wholly-owned subsidiary of Commave Seller (“GPC”) from Commave Seller, and (ii) all of the issued and outstanding limited liability interests of a newly formed Delaware limited liability company and wholly-owned subsidiary of Corium Seller (“NewCo”) from Corium Seller ((i) and (ii) collectively, the “Equity Purchase”).

Pursuant to the terms of the Purchase Agreement, the Company will acquire AZSTARYS®, a central nervous system stimulant prescription medicine used for the treatment of Attention Deficit Hyperactivity Disorder (“ADHD”) for $650 million in cash, subject to customary purchase price adjustments at the closing of the Equity Purchase (the “Closing”). The Purchase Agreement also provides for potential regulatory and commercial milestone payments of up to $135 million in the aggregate in cash to be made to Corium Seller upon the achievement of such milestones.

The Purchase Agreement contains customary representations, warranties, indemnities and covenants of the Company, GPC, NewCo and the Seller Parties. The consummation of the Equity Purchase is subject to customary closing conditions, including that all applicable waiting periods under the Hart-Scott-Rodino Act having expired or been terminated. Following the Closing, the Company will own all of the issued and outstanding limited liability interests of GPC and NewCo. The Closing is expected to occur in the second quarter of 2026.

The Purchase Agreement contains certain termination rights, including the right of either the Company or the Seller Parties to terminate the Purchase Agreement: (i) if the transactions contemplated thereby have not been consummated by March 19, 2027 (provided, that such date may be extended to September 19, 2027 by either party if the only condition that has not been satisfied or waived is approval under the Hart-Scott-Rodino Act); (ii) in the event that any final and non-appealable order is issued prohibiting the consummation of the transactions; or (iii) if the other party materially breaches any of its representations, warranties or covenants under the Purchase Agreement such that any of the conditions to Closing would not be satisfied. The Purchase Agreement also provides that, in connection with the termination of the Purchase Agreement under specified circumstances, the Company will be required to pay the Seller Parties a termination fee equal to $24 million.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by the full text of the Purchase Agreement, a copy of which is attached hereto as Exhibit 2.1, and incorporated by reference herein.

The Purchase Agreement has been included to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company, GPC, NewCo, the Seller Parties, or their respective subsidiaries or affiliates, or to modify or supplement any factual disclosures about the Company that it includes in its public reports filed with the U.S. Securities and Exchange Commission (“SEC”). The representations, warranties, and covenants contained in the Purchase Agreement were made only for purposes of the Purchase Agreement and as of specific dates, were solely for the benefit of the parties to the Purchase Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Purchase Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Purchase Agreement and should not rely on the representations, warranties, and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates at the time they were made or at any other time. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. The Purchase Agreement should not be read alone, but should instead be read in conjunction with the other reports and filings that the Company makes from time to time with the SEC.

Item 7.01	Regulation FD Disclosure.

On March 19, 2026, the Company issued a press release announcing that the Company will acquire AZSTARYS® (the “Press Release”). A copy of the Press Release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Also, on March 19, 2026, the Company held a conference call to discuss, among other things, the announcement of the acquisition of AZSTARYS®. A copy of the presentation is furnished as Exhibit 99.2 to this Current Report on Form 8-K.

The information included in this item, Exhibit 99.1 and Exhibit 99.2 are not deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall this item, Exhibit 99.1 or Exhibit 99.2 be incorporated by reference into the Company’s filings under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act, except as expressly set forth by specific reference in such future filing.

Forward-Looking Statements

This Current Report on Form 8-K and the exhibits filed herewith contain forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. We may, in some cases, use terms such as "predicts," "forecasts," "believes," "potential," "proposed," "continue," "estimates," "anticipates," "expects," "plans," "intends," "may," "could," "might," "should" or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. Examples of forward-looking statements contained in this Current Report on Form 8-K include, among others, statements related to the expected closing of the transaction; the anticipated benefits of the acquisition of AZSTARYS, including its impact on the Company's ADHD portfolio and commercial strategy; projected financial performance, including expected revenue and adjusted EBITDA, and other statement that are not historic facts. Such statements are subject to numerous important factors, risks and uncertainties that may cause actual events or results, performance, or achievements to differ materially from our current expectations.  Actual results may differ materially from management’s expectations and such forward-looking statements in this filing could be affected as a result of various important factors, including risks relating to, among others: risks related to our ability to complete the transaction on the proposed terms and schedule or at all; the failure (or delay) to receive the required regulatory approvals relating to the transaction; risks related to our ability to realize the anticipated benefits of the proposed acquisition, including the possibility that the expected benefits from the acquisition will not be realized or will not be realized within the expected time period; the risk that the businesses will not be integrated successfully; disruption from the transaction making it more difficult to maintain business and operational relationships; negative effects of this filing or the consummation of the proposed acquisition on the market price of our common stock and/or operating results; risks related to significant transaction costs or the acquisition of unknown liabilities; the risk of litigation and/or regulatory actions related to the proposed acquisition; risks related to future opportunities and plans for AZSTARYS, including uncertainty of the expected financial performance of AZSTARYS; risks related to future opportunities and plans for our products, including uncertainty of the expected financial performance of such products; our ability to commercialize and grow sales of our products; our ability to manage our relationships with licensors; the success of competing products that are or become available; our ability to obtain and maintain regulatory approval of our products and any product candidates, and any related restrictions, limitations, and/or warnings in the label of our products; the size of the markets for our products and product candidates, and our ability to service those markets; our ability to obtain reimbursement and third-party payor contracts for our products; the rate and degree of market acceptance of our products and product candidates; the costs of commercialization activities, including marketing, sales and distribution; changing market conditions for our products; the outcome of any patent infringement, opioid-related or other litigation that may be brought by or against us, including litigation with Purdue Pharma, L.P.; the outcome of any governmental investigation related to our business; our ability to secure adequate supplies of active pharmaceutical ingredient for each of our products and manufacture adequate supplies of commercially saleable inventory; our ability to obtain funding for our operations and business development; regulatory developments in the U.S.; our expectations regarding our ability to obtain and maintain sufficient intellectual property protection for our products; our ability to comply with stringent U.S. and foreign government regulation in the manufacture of pharmaceutical products, including U.S. Drug Enforcement Agency compliance; our customer concentration; and the accuracy of our estimates regarding expenses, revenue, capital requirements and need for additional financing. These and other risks are described under the heading "Risk Factors" in our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q and other filings with the SEC. Any forward-looking statements that we make in this filing speak only as of the date of this filing. We assume no obligation to update our forward-looking statements whether as a result of new information, future events or otherwise, after the date of this filing.

Item 9.01	Financial Statements and Exhibits.

2.1*^	Equity Purchase Agreement, dated as of March 19, 2026, by and among the Company, Corium Therapeutics Holdings, LLC, and Corium, LLC.

99.1	Press release of the Company, dated March 19, 2026

99.2	Investor Presentation, dated March 19, 2026

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Schedules omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule to the SEC upon request.

^ Certain portions of this Exhibit have been redacted pursuant to Item 601(b)(10)(iv) of Regulation S-K. The Company hereby agrees to furnish supplementally an unredacted copy of the exhibit to the SEC upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 19, 2026	Collegium Pharmaceutical, Inc.

	By:	/s/ Colleen Tupper
		Name:	Colleen Tupper
		Title:	Executive Vice President and Chief Financial Officer